UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2007

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Introductory Note

On November 5, 2007, Helicos BioSciences Corporation (“Helicos” or the “Company”) filed a Current Report on Form 8–K under Item 5.02 (the “Original Filing”) to report the appointment of Ronald A. Lowy to its Board of Directors. Because Mr. Lowy had not been appointed to serve on any committee of the board at the time the Form 8–K was filed, disclosure of the committees of the board on which he would serve was not included in accordance with Instruction No. 2 of the Instructions to Item 5.02. This Form 8–K/A is filed as an amendment to the Original Filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           The Board of Directors of the Company elected Ronald A. Lowy to serve as a member of the Company’s Board of Directors effective as of October 30, 2007 and on November 30, 2007 the Board of Directors appointed Mr. Lowy to serve on the Audit Committee.   In connection with Mr. Lowy’s appointment, Steven St. Peter elected to resign from the Audit Committee. Mr. Lowy will serve as a Class III Director whose initial term will expire at the annual meeting of stockholders held in 2010.  Since April 2007, Mr. Lowy has served as a self-employed consultant.  Mr. Lowy was the President and CEO of Fisher BioSciences from November 2004 until April 2007.  Previously, Mr. Lowy was President, Global Connectivity Solutions of ADC Telecommunications in 2004 and President and Chief Operating Officer of Krone Group from 2001 to 2004.  There are no arrangements between Mr. Lowy and any other persons pursuant to which Mr. Lowy was selected as a director.  There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Mr. Lowy had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.  A copy of the press release announcing Mr. Lowy’s election is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated November 5, 2007*

* Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stanley N. Lapidus
Date: December 5, 2007	Name: Stanley N. Lapidus
Title: Chairman and Chief Executive Officer

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INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Press Release of the Company dated November 5, 2007*

* Previously Filed

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